UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 4, 2019 (November 1, 2019)

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126		38-3980194
(Commission File Number)		(IRS Employer Identification Number)

1 Court Square West
Long Island City,	New York	11101
(Address of principal executive offices)		(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.
Completion of Previously Announced Debt Push Down
On November 1, 2019, CSC Holdings LLC, a Delaware limited liability company (“CSC”), an indirect wholly-owned subsidiary of Altice USA, Inc. (the “Company”), completed the transactions (related to its previously announced intention) to assume all of the rights and obligations of Cablevision Systems Corporation (“Cablevision”), the direct parent of CSC, under Cablevision’s $649.0 million outstanding aggregate principal amount of 5.875% Senior Notes due 2022 (“Cablevision 2022 Notes”), the indenture governing the Cablevision 2022 Notes, $1.7 million outstanding aggregate principal amount of 7.750% Senior Notes due 2025 (“Legacy Cequel 2025 Notes”), the indenture governing the Legacy Cequel 2025 Notes (“Legacy Cequel 2025 Notes Indenture”), $4.1 million outstanding aggregate principal amount of 7.500% Senior Notes due 2028 (“Legacy Cequel 2028 Notes”) and the indenture governing the Legacy Cequel 2028 Notes (“Legacy Cequel 2028 Notes Indenture”), through one or more transactions (“Debt Push-Down”).
On November 1, 2019, in connection with such transactions, Cablevision, as original issuer, CSC as successor issuer and U.S. Bank National Association, as trustee, entered into a supplemental indenture (the “2022 Supplemental Indenture”), which modified the provisions of the indenture, dated as of April 2, 2010 (the “Cablevision 2022 Notes Indenture”), pursuant to which CSC has succeeded Cablevision as issuer of the Cablevision 2022 Notes and has all of the rights and privileges, and assumed all of the obligations, duties, covenants and agreements, of Cablevision under the Cablevision 2022 Notes Indenture and the Cablevision 2022 Notes. The foregoing description of the 2022 Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the 2022 Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. On November 1, 2019, in connection with such transactions, Cablevision, as original issuer, CSC as successor issuer and the trustee thereunder also entered into supplemental indentures to the Legacy Cequel 2025 Notes Indenture and the Legacy Cequel 2028 Notes Indenture.

Item 1.02	Termination of a Material Definitive Agreement.

On November 1, 2019 (the “Redemption Date”), Cablevision redeemed in full the outstanding $500.0 million in aggregate principal amount of its 8.00% Senior Notes due 2020 (the “Cablevision 2020 Notes”), which were issued pursuant to an indenture dated as of April 2, 2010 between Cablevision as issuer and U.S. Bank National Association, as trustee, as amended by the first supplemental indenture thereto dated as of April 15, 2010 between Cablevision as issuer and U.S. Bank National Association, as trustee.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statement and Exhibits

(d)	Exhibits.

Exhibit		Description
4.1
Supplemental Indenture, dated as of November 1, 2019, between, inter alios, CSC Holdings, LLC as successor issuer, Cablevision Systems Corporation as original issuer and U.S. Bank National Association, as Trustee, to the Cablevision 2022 Notes Indenture.

	104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: November 4, 2019	By:	/s/ Michael E. Olsen
Michael E. Olsen
EVP, General Counsel and Secretary